United States

Securities and Exchange Commission

Washington, D.C. 20549

Schedule 14A information

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934

Filed by the Registrant	Filed by a Party other than the Registrant

Check the appropriate box:
Preliminary Proxy Statement
CONFIDENTIAL, FOR USE OF THE COMMISSION ONLY (AS PERMITTED BY RULE 14A-6(E)(2))
Definitive Proxy Statement
Definitive Additional Materials
Soliciting Material Pursuant to §240.14a-11(c) or §240.14a-2

ON DECK CAPITAL, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
No fee required.
Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.
(1) Title of each class of securities to which transaction applies:
(2) Aggregate number of securities to which transaction applies:
(3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):
(4) Proposed maximum aggregate value of transaction:
(5) Total fee paid:
Fee paid previously with preliminary materials.
Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
(1) Amount Previously Paid: (2) Form, Schedule or Registration Statement No.: (3) Filing Party: (4) Date Filed:

Online Go to www.envisionreports.com/ONDK or scan the QR code – login details are located in the shaded bar below.

Votes submitted electronically must be received by May 07, 2020 at 1:00 A.M., New York time.

Stockholder Meeting Notice

Important Notice Regarding the Availability of Proxy Materials for the
On Deck Capital, Inc. Stockholder Meeting to be Held on Thursday, May 07, 2020

Under Securities and Exchange Commission rules, you are receiving this notice that the proxy materials for the annual stockholders’ meeting are available on the Internet. Follow the instructions below to view the materials and vote online or request a copy. The items to be voted on and location of the annual meeting are on the reverse side. Your vote is important!

This communication presents only an overview of the more complete proxy materials that are available to you on the Internet. We encourage you to access and review all of the important information contained in the proxy materials before voting. The proxy statement and annual report to stockholders are available at:

www.envisionreports.com/ONDK

Easy Online Access – View your proxy materials and vote.

Step 1:	Go to www.envisionreports.com/ONDK.
Step 2:	Click on Cast Your Vote or Request Materials.
Step 3:	Follow the instructions on the screen to log in.
Step 4:	Make your selections as instructed on each screen for your delivery preferences.
Step 5:	Vote your shares.

When you go online, you can also help the environment by consenting to receive electronic delivery of future materials.

Obtaining a Copy of the Proxy Materials – If you want to receive a copy of the proxy materials, you must request one. There is no charge to you for requesting a copy. Please make your request as instructed on the reverse side on or before April 23, 2020 to facilitate timely delivery.

2 N O T C O Y

037P6B

On Deck Capital, Inc. Annual Stockholder Meeting Notice

On Deck Capital, Inc.’s Annual Meeting of Stockholders will be held on Thursday, May 07, 2020 at the offices of On Deck Capital, Inc., 101 West Colfax Avenue, 9th Floor, Denver, Colorado, 80202, at 8:00 A.M. MT.

Proposals to be voted on at the meeting are listed below along with the Board of Directors’ recommendations.

The Board of Directors recommend a vote FOR all the nominees listed, FOR Proposals 2 and 4 and for every 1 YEAR on Proposal 3:

1.	Election of Directors.
2.	Advisory approval of the company’s 2019 executive compensation.
3.	Advisory vote on the frequency of future stockholder advisory votes on executive compensation.
4.	To ratify the selection of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2020.

PLEASE NOTE – YOU CANNOT VOTE BY RETURNING THIS NOTICE. To vote your shares you must go online or request a paper copy of the proxy materials to receive a proxy card. If you wish to attend and vote at the meeting, please bring this notice with you.

Directions to the On Deck Capital, Inc. 2020 Annual Meeting of Stockholders

Directions to the On Deck Capital, Inc. 2020 Annual Meeting of Stockholders are also available at www.envisionreports.com/ONDK.

The meeting is being held at On Deck Capital, Inc., 101 West Colfax Avenue, 9th Floor, Denver, Colorado, 80202. Public transportation is advised.

Public Transportation Information:
•	Civic Center Station is located across the street from On Deck Capital, Inc. office. The station services numerous routes including Free MallRide, Free MetroRide, 0, 6, 12, 3L, 83L, CV, EV, etc.
•	Union Station is located within walking distance and services Amtrak, Free MetroRide, Free MallRide, Light Rail lines A, B, C, D, E, G and W.
Denver International Airport (DIA) Information:
•	DIA is approximately 40 mins away by car via Peña Blvd and I-70.
•	Light rail line A provides a regular service between DIA and Union Station.
Parking Information:
•	Parking is available for a fee, subject to availability, at several nearby public garages and on-street.

Attendance at the 2020 Annual Meeting of Stockholders is limited to stockholders. Admission will be on a first-come, first-served basis. On Deck Capital, Inc. has elected to provide its Annual Report on Form 10-K for the fiscal year ended December 31, 2019 in lieu of producing a glossy annual report.

Here’s how to order a copy of the proxy materials and select delivery preferences:
Current and future delivery requests can be submitted using the options below.
If you request an email copy, you will receive an email with a link to the current meeting materials.
PLEASE NOTE: You must use the number in the shaded bar on the reverse side when requesting a copy of the proxy materials.
–	Internet - Go to www.envisionreports.com/ONDK. Click Cast Your Vote or Request Materials.
–	Phone - Call us free of charge at 1-866-641-4276.
–	Email - Send an email to investorvote@computershare.com with “Proxy Materials On Deck Capital, Inc.” in the subject line. Include your full name and address, plus the number located in the shaded bar on the reverse side, and state that you want a paper copy of the meeting materials.
To facilitate timely delivery, all requests for a paper copy of proxy materials must be received by April 23, 2020.